As filed with the Securities and Exchange Commission on November 26, 2007.
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SPORTSQUEST, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2742564 (I.R.S. Employer Identification No.)

801 International Parkway, 5th Floor Lake Mary, Florida (Address of Principal Executive Offices)	32746 (Zip Code)
__________________

SPORTSQUEST, INC.
2007 STOCK INCENTIVE PLAN
(Full title of the plan)

R. Thomas Kidd
President & Chief Executive Officer
SportsQuest, Inc.
801 International Parkway, 5th floor
Lake Mary, Florida 32746
(757) 572-9241
(Name, address and telephone number of agent for service)

Copies to:
John M. Paris Jr., Esq.
Williams Mullen
222 Central Park Avenue, Suite 1700
Virginia Beach, Virginia 23462
(757) 499-8800
(757) 473-0395 (fax)
___________

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.0001 par value	2,000,000	$0.48	$960,000	$29.47

(1)
The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(2)	Pursuant to Rule 457(h), the offering price is based on the average of the high ($0.55) and low ($0.40) prices of a share of Common Stock as reported on November 19, 2007.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof, to the extent that such documents are considered filed with the Commission:

(1)	the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended October 31, 2006, filed January 30, 2007;

(2)	the Registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended January 31, 2007, filed March 2, 2007;

(3)	the Registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended April 30, 2007, filed June 11, 2007;

(4)	the Registrant’s Quarterly Report on Form 10-QSB for the quarterly period ended July 31, 2007, filed August 8, 2007;

(5)	the Registrant’s Current Report on Form 8-K, filed March 12, 2007;

(6)	the Registrant’s Current Report on Form 8-K, filed March 22, 2007;

(7)	the Registrant’s Current Report on Form 8-K, filed July 6, 2007;

(8)	the Registrant’s Current Report on Form 8-K, filed August 16, 2007;

(9)	the Registrant’s Current Report on Form 8-K/A, filed August 27, 2007;

(10)	the Registrant’s Current Report on Form 8-K, filed August 30, 2007;

(11)	the Registrant’s Current Report on Form 8-K, filed September 10, 2007;

(12)	the Registrant’s Current Report on Form 8-K, filed September 20, 2007;

(13)	the Registrant’s Current Report on Form 8-K, filed September 27, 2007;

(14)	the Registrant’s Current Report on Form 8-K, filed November 13, 2007; and

(15)	the Registrant’s Current Report on Form 8-K, filed November 13, 2007.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent that such documents are considered filed with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Williams Mullen, counsel to the Registrant, has rendered its opinion that the Common Stock, when issued pursuant to the terms and conditions of the SportsQuest, Inc. 2007 Stock Incentive Plan, will be validly issued, fully paid and non-assessable. Attorneys employed by Williams Mullen do not beneficially own any shares of Common Stock as of November 23, 2007.

Item 6.  Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation, as amended, provides that to the fullest extent permitted by Delaware law, its directors are not personally liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duties. The effect of this provision of the Registrant’s Certificate of Incorporation, as amended, is to eliminate its right and its stockholders’ rights (through stockholders’ derivative suits on behalf of the Registrant) to recover damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. The Registrant believes that the indemnification provisions in its Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the company) by reason of the fact that the person is or was a director, officer, agent or employee of the company or is or was serving at the company’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the company as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the company, unless the court believes that in the light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

3.1	Certificate of Incorporation of SportsQuest, Inc. (1)
3.2	Amended and Restated Bylaws of Air Brook Airport Express, Inc. dated August 16, 2007 (1)
4.1	2007 Stock Incentive Plan *
5.1	Williams Mullen Opinion *
23.1	Consent of Williams Mullen (included in Exhibit 5.1) *
23.2	Consent of Robert G. Jeffrey, C.P.A. *
24	Powers of Attorney (included on Signature Page) *
____________
(1) Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the Commission on September 14, 2007.

*Filed herewith.

Item 9.  Undertakings.

(a)   The undersigned Registrant hereby undertakes to:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

(2)
For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Mary, Florida, on this 21st day of November 2007.

SPORTSQUEST, INC.

By:	/s/ R. Thomas Kidd
R. Thomas Kidd
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints R. Thomas Kidd as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ R. Thomas Kidd	President and Chief Executive	November 21, 2007
R. Thomas Kidd	Officer and Director (Principal Executive, Financial and Accounting Officer)

/s/ Rick Altmann	Director	November 21, 2007
Rick Altmann

EXHIBIT INDEX

TO
FORM S-8 REGISTRATION STATEMENT

______________________

Exhibit
Number	Description of Exhibit

3.1	Certificate of Incorporation of SportsQuest, Inc. (1)
3.2	Amended and Restated Bylaws of Air Brook Airport Express, Inc. dated August 16, 2007 (1)
4.1	2007 Stock Incentive Plan *
5.1	Williams Mullen Opinion *
23.1	Consent of Williams Mullen (included in Exhibit 5.1) *
23.2	Consent of Robert G. Jeffrey, C.P.A. *
24	Powers of Attorney (included on Signature Page) *
____________
(1) Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the Commission on September 14, 2007.

*Filed herewith.